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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 5, 2004, except as to Note 25, which is at July 21, 2004, relating to the consolidated financial statements of Molson Inc. which appears in the Joint Proxy Statement/Management Information Circular on Schedule 14A filed by Adolph Coors Company on November 12, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP Montréal, Québec, Canada November 24, 2004

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  Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS